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                                                                     EXHIBIT 5.1


                               REED SMITH SHAW & MCCLAY

                                  435 SIXTH AVENUE
   MAILING ADDRESS:                                               WASHINGTON, DC
   P.O. BOX 2009              PITTSBURGH, PA 15219-1886         PHILADELPHIA, PA
   PITTSBURGH, PA 15230-2009                                      HARRISBURG, PA
                                    412-288-3131                      McLEAN, VA
   FACSIMILE  412-288-3063                                         PRINCETON, NJ

   WRITER'S DIRECT DIAL NUMBER


                                           August 21, 1995



        Tuscarora Incorporated
        800 Fifth Avenue
        New Brighton, PA  15066

                        Re:  Registration Statement on
                             Form S-3 Concerning
                         Secondary Offering of 54,979
                            Shares of Common Stock
                         ----------------------------

        Dear Sirs:

                  We are counsel for Tuscarora Incorporated, a Pennsylvania corporation (the "Company"), and have acted as such in connection with a proposed sale by certain selling shareholders of the Company of 54,979 shares in the aggregate (the "Shares") of the Company's Common Stock, without par value. This opinion is furnished in connection with the filing by the Company of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, relating to such proposed sale. We have examined such public and corporate records and documents and such questions of law, and have made such other investigations, as we have deemed appropriate for purposes of this opinion.

                  Based upon the foregoing, we are pleased to advise you that in our opinion the Shares have been legally and validly issued and are fully paid and non-assessable.

                  In rendering the foregoing opinion, we have examined the laws of the Commonwealth of Pennsylvania and the federal laws of the United States of America and the foregoing opinion is limited to such laws.

                  We hereby consent to the filing of this opinion as an exhibit to such Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus contained therein.

                                           Yours truly,

                                           /s/ REED SMITH SHAW & McCLAY



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